SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2004

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma	74172

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 918/573-2000

Not Applicable
(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

a) None

b) None

c) Exhibits

Exhibit 99.1	Copy of press release dated August 18, 2004, publicly reporting the matters discussed herein, furnished pursuant to Item 9.

Item 9. Regulation FD Disclosure.

     On August 18, 2004, The Williams Companies, Inc. (“Williams”) announced that approximately $789 million aggregate principal amount of notes have been validly tendered in connection with its cash tender offer and consent solicitation with respect to any and all of its 8 5/8 percent Senior Notes due 2010.

     Williams also announced that it is extending the deadline for tendering and receiving the total consideration, including the consent payment, each as described in the Offer to Purchase and Consent Solicitation Statement dated August 5, 2004, if such notes are accepted for purchase from 5 p.m. Eastern on Wednesday, August 18, 2004, to 5 p.m. Eastern on Thursday, September 2, 2004 — the expiration time.

     A copy of the press release announcing the same is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein.

     Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.
Date: August 19, 2004	/s/ Brian K. Shore
	Name:	Brian K. Shore
	Title:	Secretary

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
99.1	Copy of press release dated August 18, 2004, publicly reporting the matters discussed herein, furnished pursuant to Item 9.